SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 13, 2003

HOST MARRIOTT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14625	53-0085950
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

FORM 8-K

This filing amends and supplements our 8-K filed on November 25, 2003.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On November 13, 2003, Host Marriott Corporation, through its subsidiary Host Marriott, L.P., announced the closing on the acquisition of the 806-room Hyatt Regency Maui Resort and Spa. The purchase price was $321 million or $398,000 per room, and was paid in cash. The acquisition was funded with the proceeds of Host Marriott Corporation’s August 2003 and October 2003 equity offerings of 27.5 million and 23.5 million shares, respectively, resulting in net proceeds of approximately $501 million. The seller is an affiliate of Blackstone Real Estate Advisors L.P. The acquisition is structured in a manner intended to qualify as part of a “reverse” like-kind exchange for tax purposes that will allow Host Marriott Corporation to defer the taxable gain on the disposition of other properties sold within 180 days of this acquisition.

A former director of Host Marriott Corporation, John G. Schreiber, is a co-founder and partner of Blackstone Real Estate Advisors L.P., an affiliate of the Blackstone Group L.P.

The accompanying pro forma financial statements listed in Item 7 below also include the effects of certain other transactions that the Company has consummated during and subsequent to the periods presented.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired

HRM/BRE Maui, LLC

Independent Auditors’ Report

Balance Sheet as of December 31, 2001

Statement of Income for the Period March 28, 2001 (Commencement of operations) to December 31, 2001

Statement of Member’s Capital for the Period March 28, 2001 (Commencement of operations) to December 31, 2001

Statement of Cash Flows for the Period March 28, 2001 (Commencement of operations) to December 31, 2001

Notes to Financial Statements

Independent Auditors’ Report

Balance Sheet as of December 31, 2002

Statement of Income for the Year Ended December 31, 2002

Statement of Member’s Capital for the Year Ended December 31, 2002

Statement of Cash Flows for the Year Ended December 31, 2002

Notes to Financial Statements

Balance Sheet as of September 30, 2003 (unaudited)

Statement of Income for the Nine-Month Period Ended September 30, 2003 (unaudited)

Statements of Cash Flows for the Nine-Month Period Ended September 30, 2003 (unaudited)

Notes to Financial Statements (unaudited)

(b)	Pro Forma financial information

Host Marriott Corporation

Pro Forma Balance Sheet as of September 12, 2003

Pro Forma Statement of Operations the Period Ended September 12, 2003

Pro Forma Statement of Operations the Year Ended December 31, 2002

Notes to Pro Forma Financial Statements

(c)	Exhibits

Exhibit No.

*23.1	Consent of Deloitte and Touche LLP

99.1	Host Marriott Corporation press release for the purchase of the Hyatt Regency Maui Resort, November 13, 2003.

*	Filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

By:	/s/ Larry K. Harvey

Larry K. Harvey Senior Vice President and Corporate Controller

Date: January 27, 2004

HRM/BRE MAUI, L.L.C.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2001

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBER OF HRM/BRE Maui LLC:

We have audited the accompanying balance sheet of HRM/BRE Maui LLC (the “Company”) as of December 31, 2001, and the related statements of income, changes in member’s capital, and cash flows for the period March 28, 2001 (Commencement of Operations) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of HRM/BRE Maui LLC at December 31, 2001, and the results of its operations and its cash flows for the period March 28, 2001 (Commencement of Operations) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Deloitte and Touche LLP

New York, New York

May 28, 2002

HRM/BRE Maui LLC

Balance Sheet

December 31, 2001

ASSETS
Real estate, at cost:
Land	$31,225,957
Building and improvements	191,409,799
Furniture, fixtures and equipment	19,971,693

242,607,449
Less: accumulated depreciation	5,548,504

237,058,945
Cash and cash equivalents	3,505,253
Restricted cash	1,570,852
Accounts receivable, net of allowance for doubtful accounts of $267,152	4,432,391
Inventories	291,887
Prepaid expenses and other assets	80,729
Interest rate cap	397,804
Due from affiliate	200,000
Deferred costs, net of accumulated amortization of $522,923	1,536,792

Total assets	$249,074,653

LIABILITIES AND MEMBER’S CAPITAL

Liabilities:
Mortgage loan payable	$146,750,000
Accounts payable and accrued expenses	5,341,065
Due to affiliate	820,990
Other liabilities	4,349,707

Total liabilities	157,261,762
Commitments and Contigencies
Member’s capital	91,812,891

Total liabilities and member’s capital	$249,074,653

The accompanying notes are an integral part of this statement.

HRM/BRE Maui LLC

Statement of Income

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

Operating Revenues:
Rooms	$37,454,139
Food and beverage	20,527,790
Telephone	591,923
Commercial rental income	1,023,284
Other	5,352,827

Total operating revenues	64,949,963

Direct Costs and Expenses:
Rooms	7,780,644
Food and beverage	13,011,560
Telephone	332,050
Other	4,529,975

Total direct costs and expenses	25,654,229

Total operating revenues over direct costs and expenses	39,295,734

Operating Expenses:
Depreciation and amortization	6,071,427
General and administrative	2,836,071
Utilities	2,276,347
Real estate taxes	936,146
Repairs and maintenance	3,207,762
Management fees	2,120,772
Marketing	4,644,333
Insurance	452,849
Other expenses	2,191,787

Total operating expenses	24,737,494

Operating income	14,558,240

Other (Expenses) Income:
Interest expense	(6,305,451)
Interest income	311,327
Gain on interest rate cap	97,804

Net income	$8,661,920

The accompanying notes are an integral part of this statement.

HRM/BRE Maui LLC

Statement of Changes in Member’s Capital

Period March 28, 2001 (Commencement of Operations) to December 31, 2001

HRM/BRE MM LLC (Sole Equity Member)
Member’s capital at March 28, 2001	$—
Capital contributions	85,037,779
Distributions	(1,886,808)
Net income	8,661,920

Member’s capital at December 31, 2001	$91,812,891

The accompanying notes are an integral part of this statement.

HRM/BRE Maui LLC

Statement of Cash Flows

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

Cash flows from operating activities:
Net income	$8,661,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,071,427
Gain on interest rate cap	(97,804)
Increase in operating assets:
Accounts receivable	(4,432,391)
Inventories	(291,887)
Prepaid expenses and other assets	(80,729)
Due from affiliate	(200,000)
Deferred costs	(2,059,715)
Increase in operating liabilities:
Accounts payable and accrued expenses	5,341,065
Due to affiliate	820,990
Other liabilities	4,349,707

Net cash provided by operating activities	18,082,583

Cash flows from investing activities:
Purchase acquisition	(226,307,635)
Expenditures for furniture, fixtures and equipment	(16,299,814)
Restricted cash	(1,570,852)
Interest rate cap	(300,000)

Net cash used in investing activities	(244,478,301)

Cash flows from financing activities:
Mortgage loan payable	146,750,000
Capital contributions	85,037,779
Member distributions	(1,886,808)

Net cash provided by financing activities	229,900,971

Net increase in cash and cash equivalents and balance at end of period	$3,505,253

Supplemental disclosure of cash flow information:
Interest paid	$6,003,008

The accompanying notes are an integral part of this statement.

HRM/BRE Maui LLC

Notes to Financial Statements

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

1.	Organization

HRM/BRE Maui LLC (the “Company”) was formed on January 16, 2001 as a limited liability company under the laws of the State of Delaware for the purpose of acquiring and owning a hotel built on approximately 36.6 acres of land known as The Hyatt Regency Maui Resort and Spa (the “Property”), located in Lahaina, Hawaii. The Company was organized pursuant to the limited liability company agreement between BRE/Maui LLC (“Maui”) and HT-Maui, Inc. (“HT”). The agreement was subsequently amended and restated (the “Agreement”) in March 2001, at which time Maui and HT transferred their interests to HRM/BRE MM LLC (“MM”), as sole equity member, and to two individuals who were designated as special members, as defined.

The property, which was acquired by the Company on March 28, 2001 (the “Acquisition), consists of an 806-room Hyatt Regency Hotel (the “Hotel”). The Company acquired the Property for approximately $228.8 million, including acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired using their relative fair value at the date of acquisition. Accordingly, the initial valuations are subject to change as such information is finalized. The Company believes that any such change will not be significant based on valuations and other studies certain of which are not yet complete. The estimated fair value was $304.4 million for assets acquired, and the bargain purchase of approximately $75.6 million was allocated to write down the real estate acquired.

The Company shall continue unless dissolved pursuant to certain provisions of the Agreement.

The Agreement provides that the Company’s profits and losses be allocated to MM. Distributions shall be made to MM at times and in aggregate amounts determined by the Board, as defined.

MM has collateralized a mezzanine note of $23,250,000 with its membership interest in the Company.

HRM/BRE Maui LLC

Notes to Financial Statements

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

2.	Summary of Significant Accounting Policies

Basis of Presentation — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents —The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash — Restricted cash consists of cash held in escrow for the payment of furniture, fixtures and equipment, repairs and real estate taxes.

Real Estate — Building and improvements and furniture, fixtures and equipment are initially valued at acquisition based on their fair value as adjusted for the bargain purchase. Subsequent additions are recorded at cost. Building and improvements and furniture, fixtures and equipment are depreciated over forty and five years respectively, using the straight-line method.

In the event that facts or changes in circumstances indicate that the carrying amount of the Property may be impaired, an evaluation of recoverability is prepared. In such an event, a comparison is made of the current and projected operating cash flows of each such property into the foreseeable future on an undiscounted basis to the carrying amount of the property. If such sum is less than the depreciated cost of the property, the property would be written down to its estimated fair value.

Inventories — Inventories consist primarily of food and beverages which are stated at cost and determined by the first-in first-out (FIFO) method of accounting.

Deferred Costs — Deferred costs consist of financing fees which are being amortized under the straight-line method over the life of the related debt.

Revenue Recognition — Commercial rental revenue, consisting primarily of base rents, is generally recognized when due from tenants. There are no increases in rents over the lease terms in any of the tenants’ leases. Room revenue is recognized when the services have been rendered; these are therefore recognized on a day-to-day basis. Revenue from the sale of food and beverage is recognized when the items have been delivered.

Fair Value of Financial Instruments — All financial instruments of the Company are reflected in the accompanying balance sheet at amounts which, in management’s estimation are considered appropriate and reasonably approximate their fair values based upon an interpretation of available market information and valuation methodologies. Such fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition of the Company’s financial instruments.

HRM/BRE Maui LLC

Notes to Financial Statements

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

Recently Issued Accounting Standards — Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards requiring every derivative instrument to be recorded on the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has hedged the increase in interest rates on its mortgage loan payable with an interest rate cap agreement, which qualifies as a derivative instrument. The Company has not designated the derivative as a hedge and, accordingly has accounted for the interest rate cap at fair value on the balance sheet with the change in fair value since purchase of approximately $97, 804 being included in earnings in accordance with SFAS No. 133.

SFAS No. 141, Business Combinations (effective July 1, 2001), prohibits pooling-of-interests accounting for acquisitions. The Company has accounted for the acquisition under the purchase method of accounting.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS 144 is required to be applied starting with fiscal years beginning after December 15, 2001, with certain early adoption permitted. SFAS No. 144 retains the requirements of SFAS No. 121 whereby an impairment loss is recognized in an amount equal to the difference between the carrying value and the fair value if the carrying value of an asset is not recoverable based on undiscounted future cash flows. The Company will be required to adopt this statement no later than January 1, 2002 and management believes that it will not alter the timing nor magnitude of future impairment losses, if any, that would be recognized under the pre SFAS No. 144 authoritative accounting literature.

Income Taxes — The assets, liabilities, revenues and expenses of the Company are recorded on the financial statements of HRM/BRE MM2 LLC, of which MM is a wholly-owned subsidiary, for federal income tax purposes. The Company and MM are single member limited liability companies which are disregarded for federal income tax purposes. Accordingly, income taxes have not been provided for in the accompanying financial statements.

3.	Due from Affiliate

Due from affiliate consists of amounts due to the Company by Maui in connection with the Acquisition.

4.	Mortgage Loan Payable

On March 28, 2001, the Company obtained third-party financing in the amount of $146,750,000. The mortgage loan requires the payment of interest only in monthly installments through the maturity date of April 9, 2004, at which time the principal and

HRM/BRE Maui LLC

Notes to Financial Statements

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

accrued interest are due in full. The loan bears interest at LIBOR (approximately 1.95% at December 31, 2001), as defined, plus a margin of 1.84148% per annum.

The Company has the option to extend the maturity date for two one-year periods. The loan is secured by a deed of trust on the Property.

In March 2001, the Company entered into a fixed interest rate cap agreement to limit the impact of increases in interest rates on the loan. At December 31, 2001, the interest rate cap has effectively limited the Company’s interest rate exposure on the $146,750,000 mortgage loan to a maximum rate of 7.50% per annum. The interest rate cap agreement expires on April 15, 2004.

The cost of obtaining the cap has been capitalized and adjusted to fair value at December 31, 2001 in accordance with SFAS No. 133. (See Note 2).

The interest rate cap agreement was entered into with a major financial institution, which is expected to fully perform under the terms of the agreement thereby reducing the risk from the transaction.

5.	Due to Affiliates

Due to affiliates consists primarily of certain closing costs paid by an affiliate of Maui on behalf of the Company, and amounts owed to an affiliate of HT for hotel management fees.

6.	Commercial Rental Income

The Company leases space to tenants for varying terms for which minimum annual rents are received. The leases require fixed monthly payments over the terms of the leases and additional rents based on a percentage of tenants’ sales, as defined. Future minimum rents to be received from existing tenants under noncancelable operating leases at December 31, 2001 approximate the following:

Year ending December 31,	Amount
2002	$917,000
2003	782,000
2004	612,000
2005	401,000
2006	304,000
Thereafter	73,000

7.	Management Agreements

The Hotel is managed by Hyatt Corporation (“Hyatt”), an affiliate of HT under an agreement which expires in December 2036. Hyatt receives a hotel management fee of 3.3% of gross receipts, as defined. Hyatt is also entitled to an incentive management fee equal to 10% of that portion of Profit, as defined, exceeding $25.5 million. Hotel management fees of $2.1

HRM/BRE Maui LLC

Notes to Financial Statements

Period March 28, 2001 (Commencement of Operations)

to December 31, 2001

million were incurred by the Company for the period from March 28, 2001 to December 31, 2001. No incentive management fees were incurred during the period from March 28, 2001 to December 31, 2001.

8.	Commitments and Contingencies

The Company is involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Company’s financial position and results of operations.

* * * * *

HRM/BRE MAUI, LLC

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2002

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBER OF HRM/BRE Maui LLC:

We have audited the accompanying balance sheet of HRM/BRE Maui LLC (the “Company”) as of December 31, 2002, and the related statements of income, changes in member’s capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of HRM/BRE Maui LLC at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte and Touche LLP

New York, New York

March 26, 2003

1

HRM/BRE Maui LLC

Balance Sheet

December 31, 2002

ASSETS
Real estate, at cost:
Land	$31,225,957
Building and improvements	195,686,310
Furniture, fixtures and equipment	21,832,297
Construction in progress	1,035,012

249,779,576
Less: accumulated depreciation	14,581,411

235,198,165

Cash and cash equivalents	5,500,276
Restricted cash	1,714,356
Accounts receivable, net of allowance for doubtful accounts of $238,717	4,165,359
Inventories	369,129
Prepaid expenses and other assets	251,280
Interest rate cap	1,971
Deferred costs, net of accumulated amortization of $1,202,052	955,421

Total assets	$248,155,957

LIABILITIES AND MEMBER’S CAPITAL

Liabilities:
Mortgage loan payable	$146,750,000
Accounts payable and accrued expenses	5,236,162
Due to affiliate	751,078
Other liabilities	4,978,963

Total liabilities	157,716,203

Commitments and Contingencies

Member’s capital	90,439,754

Total liabilities and member’s capital	$248,155,957

The accompanying notes are an integral of this statement.

2

HRM/BRE Maui LLC

Statement of Income

Year Ended December 31, 2002

Operating Revenues:
Rooms	$49,469,723
Food and beverage	27,202,251
Telephone	795,717
Commercial rental income	1,193,022
Other	7,523,720

Total operating revenues	86,184,433

Direct Costs and Expenses:
Rooms	10,534,437
Food and beverage	16,975,699
Telephone	659,446
Other	6,608,267

Total direct costs and expenses	34,777,849

Total operating revenues less direct costs and expenses	51,406,584

Operating Expenses:
Depreciation and amortization	9,712,036
General and administrative	3,790,937
Utilities	2,675,068
Real estate taxes	1,305,004
Repairs and maintenance	4,262,539
Management fees	2,814,638
Marketing	6,637,143
Insurance	1,074,085
Other expenses	3,133,072

Total operating expenses	35,404,522

Operating income	16,002,062

Other (Expenses) Income:
Interest expense	(5,401,412)
Interest income	62,435
Loss on interest rate cap	(395,833)

Net income	$10,267,252

The accompanying notes are an integral part of this statement.

3

HRM/BRE Maui LLC

Statement of Changes in Member’s Capital

Year Ended December 31, 2002

HRM/BRE MM LLC (Sole Equity Member)
Member’s capital at January 1, 2002	$91,812,891
Distributions	(11,640,389)
Net income	10,267,252

Member’s capital at December 31, 2002	$90,439,754

The accompanying notes are an integral part of this statement.

4

HRM/BRE Maui LLC

Statement of Cash Flows

Year Ended December 31, 2002

Cash flows from operating activities:
Net income	$10,267,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,712,036
Loss on interest rate cap	395,833
Changes in operating assets:
Accounts receivable	267,032
Inventories	(77,242)
Prepaid expenses and other assets	(170,551)
Due from affiliate	200,000
Deferred costs	(97,759)
Changes in operating liabilities:
Accounts payable and accrued expenses	(104,903)
Due to affiliate	(69,912)
Other liabilities	629,256

Net cash provided by operating activities	20,951,042

Cash flows used in investing activities:
Expenditures for furniture, fixtures and equipment	(1,860,603)
Additions to building and improvements	(4,276,511)
Additions to construction in progress	(1,035,012)
Restricted cash	(143,504)

Net cash used in investing activities	(7,315,630)

Cash flows used in financing activities:
Member distributions	(11,640,389)

Net increase in cash and cash equivalents	1,995,023
Cash and cash equivalents at beginning of year	3,505,253

Cash and cash equivalents at end of year	$5,500,276

Supplemental disclosure of cash flow information:
Interest paid	$5,476,626

The accompanying notes are an integral part of this statement.

5

HRM/BRE Maui LLC

Notes to Financial Statements

Year Ended December 31, 2002

1.	Organization

HRM/BRE Maui LLC (the “Company”) was formed on January 16, 2001 as a limited liability company under the laws of the State of Delaware for the purpose of acquiring and owning a hotel built on approximately 36.6 acres of land known as The Hyatt Regency Maui Resort and Spa (the “Property”), located in Lahaina, Hawaii. The Company was organized pursuant to the limited liability company agreement between BRE/Maui LLC (“Maui”) and HT-Maui, Inc. (“HT”). The agreement was subsequently amended and restated (the “Agreement”) in March 2001, at which time Maui and HT transferred their interests to HRM/BRE MM LLC (“MM”), as sole equity member, and to two individuals who were designated as special members, as defined.

The property, which was acquired by the Company on March 28, 2001, consists of an 806-room Hyatt Regency Hotel (the “Hotel”). The Company acquired the Property for approximately $228.8 million, including acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired using their relative fair value at the date of acquisition. The estimated fair value was $304.4 million for assets acquired, and the bargain purchase of approximately $75.6 million was allocated to write down the real estate acquired.

The Company shall continue unless dissolved pursuant to certain provisions of the Agreement.

The Agreement provides that the Company’s profits and losses be allocated to MM. Distributions shall be made to MM at times and in aggregate amounts determined by the Board, as defined.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate

Building and improvements and furniture, fixtures and equipment were initially valued at acquisition based on their fair value as adjusted for the bargain purchase. Subsequent additions are recorded at cost. Building and improvements and furniture, fixtures and equipment are depreciated over forty and five years respectively, using the straight-line method. Construction in progress is stated at cost and upon completion will be reclassified as either building and improvements or furniture, fixtures and equipment and depreciated accordingly.

In the event that facts or changes in circumstances indicate that the carrying amount of the Property may be impaired, an evaluation of recoverability is prepared. In such an event, a comparison is made of the current and projected operating cash flows of such Property into the foreseeable future on an undiscounted basis to the carrying amount of the Property. If such sum is less than the depreciated cost of the property, the Property would be written down to its estimated fair market value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

6

HRM/BRE Maui LLC

Notes to Financial Statements

Year Ended December 31, 2002

Restricted Cash

Restricted cash consists of cash held in escrow for the payment of furniture, fixtures and equipment, repairs and real estate taxes.

Inventories

Inventories consist primarily of food and beverages which are stated at cost and determined by the first-in first-out (FIFO) method of accounting.

Deferred Costs

Deferred costs consist of financing fees which are being amortized under the straight-line method over the life of the related debt.

Revenue Recognition

Commercial rental revenue, consisting primarily of base rents, is generally recognized when due from tenants. There are no increases in rents over the lease terms in any of the tenants’ leases. Room revenue is recognized when the services have been rendered; these are therefore recognized on a day-to-day basis. Food and beverage revenue are recognized when the services have been rendered. A provision for possible bad debts is made when collection of receivables is considered doubtful.

Fair Value of Financial Instruments

All financial instruments of the Company are reflected in the accompanying balance sheet at amounts which, in management’s estimation are considered appropriate and reasonably approximate their fair values based upon an interpretation of available market information and valuation methodologies. Such fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition of the Company’s financial instruments.

Derivatives Instruments and Hedging Activities

Statements of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards requiring every derivative instrument to be recorded on the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has hedged the increase in interest rates on its mortgage loan payable with an interest rate cap agreement, which qualifies as a derivative instrument. The Company has not designated the derivative as a hedge and, accordingly has accounted for the interest rate cap at fair value on the balance sheet. The change in fair value of approximately $395,833 is included in earnings in accordance with SFAS No. 133.

Recently Issued Accounting Standards

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (effective January 1, 2002). SFAS No. 144 supersedes current accounting literature and now provides for a single accounting model for long-lived assets to be disposed of by

7

HRM/BRE Maui LLC

Notes to Financial Statements

Year Ended December 31, 2002

sale and requires discontinued operations presentations for disposals of a “component” of an entity. The adoption of this statement did not have a material effect on the Company’s financial statements.

Income Taxes

The assets, liabilities, revenues and expenses of the Company are recorded on the federal income tax return of HRM/BRE MM2 LLC, of which MM is a wholly owned subsidiary. The Company and MM are single member limited liability companies which are disregarded for federal income tax purposes. Accordingly, income taxes have not been provided for in the accompanying financial statements.

3.	Mortgage Loan Payable

On March 28, 2001, the Company obtained third-party financing in the amount of $146,750,000. The mortgage loan requires the payment of interest only in monthly installments through the maturity date of April 9, 2004, at which time the principal and accrued interest are due in full. The loan bears interest at LIBOR (approximately 1.38% at December 31, 2002), as defined, plus a margin of 1.84148% per annum.

The Company has the option to extend the maturity date for two one-year periods. The loan is secured by a deed of trust on the Property.

In March 2001, the Company entered into a fixed interest rate cap agreement to limit the impact of increases in interest rates on the loan. At December 31, 2002, the interest rate cap has effectively limited the Company’s interest rate exposure on the $146,750,000 mortgage loan to a maximum rate of 7.50% per annum. The interest rate cap agreement expires on April 15, 2004.

The cost of obtaining the cap was capitalized at inception and was adjusted to fair value at December 31, 2002 in accordance with SFAS No. 133 (see Note 2).

The interest rate cap agreement was entered into with a major financial institution, which is expected to fully perform under the terms of the agreement thereby reducing the risk from the transaction.

4.	Due to Affiliates

Due to affiliates consists primarily of certain closing costs paid by an affiliate of Maui on behalf of the Company, and amounts owed to an affiliate of HT for hotel management fees.

8

HRM/BRE Maui LLC

Notes to Financial Statements

Year Ended December 31, 2002

5.	Commercial Rental Income

The Company leases space to tenants for varying terms for which minimum annual rents are received. The leases require fixed monthly payments over the terms of the leases and additional rents based on a percentage of tenants’ sales, as defined. Future minimum rents to be received from existing tenants under noncancelable operating leases at December 31, 2002 approximate the following:

Year ending December 31,	Amount
2003	$1,039,000
2004	832,000
2005	597,000
2006	463,000
2007	137,000
Thereafter	—

6.	Management Agreements

The Hotel is managed by Hyatt Corporation (“Hyatt”), an affiliate of HT under an agreement which expires in December 2036. Hyatt receives a hotel management fee of 3.3% of gross receipts, as defined. Hyatt is also entitled to an incentive management fee equal to 10% of that portion of Profit, as defined, exceeding $25.5 million. Hotel management fees of $2.8 million were incurred by the Company for the year ended December 31, 2002. No incentive management fees were incurred during the year ended December 31, 2002.

7.	Commitments and Contingencies

The Company is involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Company’s financial position and results of operations.

* * * * *

9

HRM/BRE Maui LLC

Financial Statements

Period Ended September 30, 2003

(Unaudited)

HRM/BRE Maui LLC

Balance Sheet

September 30, 2003

(Unaudited)

ASSETS
Real estate, at cost:
Land	$31,225,957
Building and improvements	195,686,310
Furniture, fixtures and equipment	24,541,837
Construction in progress	1,035,012

252,489,116
Less: accumulated depreciation	24,118,149

228,370,967

Cash and cash equivalents	5,505,719
Restricted cash	1,972,961
Accounts receivable, net of allowance for doubtful accounts of $238,717	6,535,710
Inventories	348,847
Prepaid expenses and other assets	806,768
Deferred costs, net of accumulated amortization of $1,881,181	199,931

Total assets	$243,740,903

LIABILITIES AND MEMBER’S CAPITAL

Liabilities:
Mortgage loan payable	$146,750,000
Accounts payable and accrued expenses	5,529,152
Due to affiliate	526,570
Other liabilities	3,802,406

Total liabilities	156,608,128

Commitments and Contingencies

Member’s capital	87,132,775

Total liabilities and member’s capital	$243,740,903

The accompanying notes are an integral part of this statement.

2

HRM/BRE Maui LLC

Statement of Income

Nine Month Period Ended September 30, 2003

(Unaudited)

Operating Revenues:
Rooms	$44,569,439
Food and beverage	24,722,930
Telephone	569,436
Commercial rental income	1,837,529
Other	4,706,925

Total operating revenues	76,406,259

Direct Costs and Expenses:
Rooms	8,600,492
Food and beverage	18,456,680
Telephone	484,545
Other	784,332

Total direct costs and expenses	28,326,049

Total operating revenues less direct costs and expenses	48,080,210

Operating Expenses:
Depreciation and amortization	10,215,867
General and administrative	3,108,914
Utilities	2,351,341
Real estate taxes	1,318,586
Repairs and maintenance	3,314,814
Management fees	2,538,210
Marketing	5,004,358
Insurance	849,442
Other expenses	2,608,366

Total operating expenses	31,309,898

Operating income	16,770,312

Other (Expenses) Income:
Interest expense	(3,490,930)
Interest income	32,825
Loss on interest rate cap	(1,971)

Net income	$13,310,236

The accompanying notes are an integral part of this statement.

3

HRM/BRE Maui LLC

Statement of Cash Flows

Nine Month Period Ended September 30, 2003

(Unaudited)

Cash flows from operating activities:
Net income	$13,310,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,215,867
Loss on interest rate cap	1,971
Changes in operating assets:
Accounts receivable	(2,370,351)
Inventories	20,282
Prepaid expenses and other assets	(555,488)
Due from affiliate	(224,508)
Deferred costs	76,361
Changes in operating liabilities:
Accounts payable and accrued expenses	292,990
Other liabilities	(1,176,557)

Net cash provided by operating activities	19,590,803

Cash flows used in investing activities:
Expenditures for furniture, fixtures and equipment	(2,709,540)
Restricted cash	(258,605)

Net cash used in investing activities	(2,968,145)

Cash flows used in financing activities:
Member distributions	(16,617,215)

Net increase in cash and cash equivalents	5,443
Cash and cash equivalents at beginning of period	5,500,276

Cash and cash equivalents at end of period	$5,505,719

Supplemental disclosure of cash flow information:
Interest paid	$3,490,930

The accompanying notes are an integral part of this statement.

4

HRM/BRE Maui LLC

Notes to Financial Statements

September 30, 2003

(Unaudited)

1.	Organization

HRM/BRE Maui LLC (the “Company”) was formed on January 16, 2001 as a limited liability company under the laws of the State of Delaware for the purpose of acquiring and owning a hotel built on approximately 36.6 acres of land known as The Hyatt Regency Maui Resort and Spa (the “Property “), located in Lahaina, Hawaii. The Company was organized pursuant to the limited liability company agreement between BRE/Maui LLC (“Maui”) and HT-Maui, Inc. (“HT”). The agreement was subsequently amended and restated (the “Agreement”) in March 2001, at which time Maui and HT transferred their interests to HRM/BRE MM LLC (“MM”), as sole equity member, and to two individuals who were designated as special members, as defined.

The Property, which was acquired by the Company on March 28, 2001, consists of an 806-room Hyatt Regency Hotel (the “Hotel”). The Company acquired the Property for approximately $228.8 million, including acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired using their relative fair value at the date of acquisition. The estimated fair value was $304.4 million for assets acquired, and the bargain purchase of approximately $75.6 million was allocated to write down the real estate acquired.

The Company shall continue unless dissolved pursuant to certain provisions of the Agreement.

The Agreement provides that the Company’s profits and losses be allocated to MM. Distributions shall be made to MM at times and in aggregate amounts determined by the Board, as defined.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate

Building and improvements and furniture, fixtures and equipment were initially valued at acquisition based on their fair value as adjusted for the bargain purchase. Subsequent

5

HRM/BRE Maui LLC

Notes to Financial Statements

September 30, 2003

(Unaudited)

additions are recorded at cost. Building and improvements and furniture, fixtures and equipment are depreciated over forty and five years respectively, using the straight-line method. Construction in progress is stated at cost and upon completion will be reclassified as either building and improvements or furniture, fixtures and equipment and depreciated accordingly.

In the event that facts or changes in circumstances indicate that the carrying amount of the Property may be impaired, an evaluation of recoverability is prepared. In such an event, a comparison is made of the current and projected operating cash flows of such Property into the foreseeable future on an undiscounted basis to the carrying amount of the Property. If such sum is less than the depreciated cost of the property, the Property would be written down to its estimated fair market value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash consists of cash held in escrow for the payment of furniture, fixtures and equipment, repairs and real estate taxes.

Inventories

Inventories consist primarily of food and beverages which are stated at cost and determined by the first-in first-out (FIFO) method of accounting.

Deferred Costs

Deferred costs consist of financing fees which are being amortized under the straight-line method over the life of the related debt.

Revenue Recognition

Commercial rental revenue, consisting primarily of base rents, is generally recognized when due from tenants. There are no increases in rents over the lease terms in any of the tenants’ leases. Room revenue is recognized when the services have been rendered; these are therefore recognized on a day-to-day basis. Food and beverage revenue are recognized when the services have been rendered. A provision for possible bad debts is made when collection of receivables is considered doubtful.

6

HRM/BRE Maui LLC

Notes to Financial Statements

September 30, 2003

(Unaudited)

Fair Value of Financial Instruments

All financial instruments of the Company are reflected in the accompanying balance sheet at amounts which, in management’s estimation, are considered appropriate and reasonably approximate their fair values based upon an interpretation of available market information and valuation methodologies. Such fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition of the Company’s financial instruments.

Derivatives Instruments and Hedging Activities

Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards requiring every derivative instrument to be recorded on the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has hedged the increase in interest rates on its mortgage loan payable with an interest rate cap agreement, which qualifies as a derivative instrument. The Company has not designated the derivative as a hedge and, accordingly has accounted for the interest rate cap at fair value on the balance sheet. The change in fair value of approximately $1,971 is included in earnings in accordance with SFAS No. 133.

Recently Issued Accounting Standards

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (effective January 1, 2002). SFAS No. 144 supersedes current accounting literature and now provides for a single accounting model for long-lived assets to be disposed of by sale and requires discontinued operations presentations for disposals of a “component” of an entity. The adoption of this statement did not have a material effect on the Company’s financial statements.

Income Taxes

The assets, liabilities, revenues and expenses of the Company are recorded on the federal income tax return of HRM/BRE MM2 LLC, of which MM is a wholly owned subsidiary. The Company and MM are single member limited liability companies which are disregarded for federal income tax purposes. Accordingly, income taxes have not been provided for in the accompanying financial statements.

7

HRM/BRE Maui LLC

Notes to Financial Statements

September 30, 2003

(Unaudited)

3.	Mortgage Loan Payable

On March 28, 2001, the Company obtained third-party financing in the amount of $146,750,000. The mortgage loan requires the payment of interest only in monthly installments through the maturity date of April 9, 2004, at which time the principal and accrued interest are due in full. The loan bears interest at LIBOR (approximately 1.12% at September 30, 2003), as defined, plus a margin of 1.84148% per annum.

The Company has the option to extend the maturity date for two one-year periods. The loan is secured by a deed of trust on the Property.

In March 2001, the Company entered into a fixed interest rate cap agreement to limit the impact of increases in interest rates on the loan. At September 30, 2003, the interest rate cap has effectively limited the Company’s interest rate exposure on the $146,750,000 mortgage loan to a maximum rate of 7.50% per annum. The interest rate cap agreement expires on April 15, 2004.

The cost of obtaining the cap was capitalized at inception and was adjusted to fair value at September 30, 2003 in accordance with SFAS No. 133 (see Note 2). The interest rate cap agreement was entered into with a major financial institution, which is expected to fully perform under the terms of the agreement thereby reducing the risk from the transaction.

4.	Due to Affiliates

Due to affiliates consists primarily of certain closing costs paid by an affiliate on behalf of the Company, and amounts owed to an affiliate of HT for hotel management fees.

5.	Commercial Rental Income

The Company leases space to tenants for varying terms for which minimum annual rents are received. The leases require fixed monthly payments over the terms of the leases and additional rents based on a percentage of tenants’ sales, as defined. Future minimum rents to be received from existing tenants under noncancelable operating leases at September 30, 2003, approximate the following:

Year Ending December 31,	Amount
2004	$926,000
2005	674,000
2006	492,000
2007	137,000
2008	—
Thereafter	—

8

HRM/BRE Maui LLC

Notes to Financial Statements

September 30, 2003

(Unaudited)

6.	Management Agreements

The Hotel is managed by Hyatt Corporation (“Hyatt”), an affiliate of HT under an agreement which expires in December 2036. Hyatt receives a hotel management fee of 3.3% of gross receipts, as defined. Hyatt is also entitled to an incentive management fee equal to 10% of that portion of Profit, as defined, exceeding $25.5 million. Hotel management fees of $2.5 million were incurred by the Company for the nine months ended September 30, 2003. No incentive management fees were incurred during the nine months ended September 30, 2003.

7.	Commitments and Contingencies

The Company is involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Company’s financial position and results of operations.

* * * * *

9

PRO FORMA FINANCIAL INFORMATION OF HOST MARRIOTT CORPORATION

The unaudited pro forma financial information of Host Marriott Corporation set forth below is based on the unaudited condensed consolidated financial statements as of and for the period ended September 12, 2003 (“First Three Quarters 2003”) and the audited consolidated financial statements for the fiscal year ended December 31, 2002.

All of the transactions below, except for the resolution of outstanding issues on the New York Marriott World Trade Center and Financial Center hotels, the application of the proceeds therefrom, the partial repayments of mortgages on two Ritz-Carlton properties and four Canadian properties, acquisition of the Hyatt Regency Maui Resort and Spa, sale of the Jacksonville Marriott, Williamsburg Marriott, Oklahoma City Marriott and the Plaza San Antonio Marriott, offering of Series J senior notes, the application of the proceeds therefrom, and issuance of 23.5 million common shares, the change in the application of the provisions of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” are already reflected in our unaudited condensed consolidated balance sheet as of September 12, 2003 and therefore, no pro forma adjustments for these transactions were necessary in the unaudited pro forma balance sheet.

Our unaudited pro forma statements of operations reflect the transactions described below for the fiscal year ended December 31, 2002 and the First Three Quarters 2003 as if those transactions had been completed at the beginning of the periods presented. Our unaudited pro forma statements of operations which we present below include only income (loss) from continuing operations.

The pro forma financial statements reflect the following transactions:

2004 Transactions:

•	January partial repayment of a mortgage for The Ritz-Carlton, Naples and The Ritz-Carlton, Buckhead properties through the use of proceeds from the insurance settlement on the New York Marriott World Trade Center and Financial Center hotels discussed below.

2003 Transactions:

•	December sale of the Williamsburg Marriott, Oklahoma City Marriott and the Plaza San Antonio Marriott;

•	December resolution of outstanding issues and recording of insurance settlement for the New York Marriott World Trade Center and Financial Center hotels and the repayment of the mortgage on the New York Marriott World Trade Center;

•	December partial repayment of the mortgage on our four Canadian properties, including the partial repayment of the related foreign currency forward contracts;

•	Change in the application of the provisions of SFAS 150 with respect to minority interests in consolidated ventures as a result of FASB’s issuance of FASB Staff Position (FSP) 150-3 subsequent to our third quarter;

•	November acquisition of the Hyatt Regency Maui Resort and Spa;

•	November sale of the Jacksonville Marriott;

•	October offering of Series J senior notes and application of the net proceeds therefrom to redeem in full $429 million of our existing 7 7/8 Series A senior notes due 2005 and approximately $282 million of our existing 8.45% Series C senior notes due 2008;

•	October issuance of 23.5 million common stock for proceeds of $250 million;

•	September refinancing of the $95 million mortgage debt secured by the JW Marriott in Washington, D.C. with an $88 million floating-rate mortgage loan with an interest rate of LIBOR plus 210 basis points;

•	August issuance of 27.5 million common stock for proceeds of $251 million;

•	August redemption of $71 million of our 7 7/8% Series A senior notes due in 2005;

•	August purchase of interest rate swaps on our Series G senior notes.

2002 Transactions:

•	June acquisition of the Boston Marriott Copley Place for a purchase price of $214 million, including the assumption of $97 million in mortgage debt;

•	Retirement of 9.5% senior notes due in 2005.

Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project our results of operations or financial condition for any future period.

Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our audited financial statements included in our annual report on Form 10-K. The audited consolidated financial statements filed on Form 10-K were restated in December 2003 as a result of the adoption of two new accounting standards, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and SFAS No. 145, “Recission of FASB Statements No. 4, 44 and 46, Amendment of FASB Statement No. 13, and Technical Corrections.” The restated financial statements were filed on Form 8-K on December 10, 2003.

UNAUDITED PRO FORMA BALANCE SHEET

September 12, 2003

(in millions)

		(A)	(B)	(C)	(D)	(E)	(F)	(G)
	Host Marriott Corporation Historical	Acquisition of Hyatt Regency Maui	Insurance Settlement	Series J Senior Notes Issuance	Debt Pre-payments	Hotel Dispositions	Common Stock Issuance	Change in Accounting Principle	Pro forma
Property and equipment, net	$6,954	$321	$—	$—	$—	$(76)	$—	$—	$7,199
Notes and other receivables	54	—	—	—		—	—	—	54
Due from managers	68	(2)	(11)	—		(3)	—	—	52
Investments in affiliates	84	—	—	—		—	—	—	84
Other assets	491	—	(130)	9	7	(2)	—	—	375
Restricted cash	134	—	—	—	—	—	—	—	134
Cash and cash equivalents	547	(319)	307	(23)	(85)	89	250	—	766

	$8,332	$—	$166	$(14)	$(78)	$8	$250	$—	$8,664

Debt	$5,581	$—	$(65)	$14	$(77)	$—	$—	$—	$5,453
Accounts payable and accrued expenses	148	—	—	—		—	—	—	148
Minority interest liability	112	—	—	—		—	—	(24)	88
Other liabilities	184	—	—	—	—	(2)	—	—	182

Total liabilities	6,025	—	(65)	14	(77)	(2)	—	(24)	5,871

Interest of minority partners of Host LP	111	—	—	—	—	—	—	—	111
Interests of minority partners of other consolidated partnerships	2	—	—	—	—	—	—	—	2
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”)	475	—	—	—	—	—	—	—	475

Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	—	—	—	—	—	—	—	339
Common stock, par value $.01, 750 million shares authorized; 295.7 million shares issued and outstanding	3	—	—	—	—	—	—	—	3
Additional paid-in capital	2,363	—	—	—	—	—	250	—	2,613
Accumulated other comprehensive income	7	—	—	—	19	—	—	—	26
Deficit	(993)	—	231	(28)	(20)	10	—	24	(776)

Total Shareholders’ Equity	1,719	—	231	(28)	(1)	10	250	24	2,205

	$8,332	$—	$166	$(14)	$(78)	$8	$250	$—	$8,664

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

First Three Quarters 2003

(in millions, except per share amounts)

		(H)	(I)	(J)
	Host Marriott Corporation Historical	Debt Issuances and Refinancings	Acquisition of Hyatt Regency Maui	Hotel Dispositions	Pro forma
REVENUES
Rooms	$1,436	$—	$45	$(22)	$1,459
Food and beverage	746	—	25	(11)	760
Other	157	—	5	—	162

Total hotel sales	2,339	—	75	(33)	2,381
Rental income	71	—	2	—	73
Other income	12	—	—	—	12

Total Revenues	2,422	—	77	(33)	2,466

OPERATING COSTS AND EXPENSES
Rooms	(360)	—	(9)	4	(365)
Food and beverage	(565)	—	(18)	9	(574)
Hotel departmental expenses	(664)	—	(15)	11	(668)
Management fees	(98)	—	(3)	—	(101)
Other property-level expenses	(220)	—	(5)	—	(225)
Depreciation and amortization	(258)	—	(7)	4	(261)
Corporate and other expenses	(42)	—	—	—	(42)

Total operating costs and expenses	(2,207)	—	(57)	28	(2,236)

OPERATING PROFIT	215	—	20	(5)	230

Minority interest income (expense)	11	—	(1)	—	10
Interest income	7	—	—	—	7
Interest expense	(327)	(8)	—	—	(335)
Net gains on property transactions	4	—	—	—	4
Equity in losses of affiliates	(13)	—	—	—	(13)
Dividends on Convertible Preferred Securities	(22)	—	—	—	(22)

Income (loss) before income taxes	(125)	(8)	19	(5)	(119)
Benefit (provision) for income taxes	10	—	(1)	—	9

Income (loss) from continuing operations	(115)	$(8)	$18	$(5)	(110)

Less: Dividends on preferred stock	(27)				(27)

Loss from continuing operations available to common shareholders	$(142)				$(137)

Basic and diluted loss per share from continuing operations available to common shareholders (L)	$(0.53)				$(0.43)

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2002

(in millions, except per share amounts)

		(H)	(I)	(J)	(K)
	Host Marriott Corporation Historical	Debt Issuances and Refinancings	Acquisition of Hyatt Regency Maui	Hotel Dispositions	Acquisition of Boston Copley	Pro forma

REVENUES
Rooms	$2,134	$—	$49	$(32)	$24	$2,175
Food and beverage	1,126	—	27	(19)	13	1,147
Other	265	—	9	(1)	2	275

Total hotel sales	3,525	—	85	(52)	39	3,597
Rental income	101	—	1	—	—	102
Other income	—	—	—	—	—	—

Total revenues	3,626	—	86	(52)	39	3,699

OPERATING COSTS AND EXPENSES
Rooms	(525)	—	(11)	8	(6)	(534)
Food and beverage	(833)	—	(17)	14	(9)	(845)
Hotel departmental expenses	(937)	—	(24)	16	(9)	(954)
Management fees	(160)	—	(3)	2	(3)	(164)
Other property-level expenses	(297)	—	(5)	1	(2)	(303)
Depreciation and amortization	(366)	—	(10)	4	(5)	(377)
Corporate and other expenses	(49)	—	—	—	—	(49)

Total operating costs and expenses	(3,167)	—	(70)	45	(34)	(3,226)

OPERATING PROFIT	459	—	16	(7)	5	473
Minority interest expense	(7)	—	(1)	—	—	(8)
Interest income	20	—	—	—	—	20
Interest expense	(466)	4	—	—	(4)	(466)
Net gains on property transactions	5	—	—	—	—	5
Equity in losses of affiliates	(9)	—	—	—	—	(9)
Dividends on Convertible Preferred Securities	(32)	—	—	—	—	(32)

Income (loss) before income taxes	(30)	4	15	(7)	1	(17)
Benefit (provision) for income taxes	(6)	—	(1)	—	—	(7)

Income (loss) from continuing operations	(36)	$4	$14	$(7)	$1	(24)

Less:
Dividends on preferred stock	(35)					(35)

Loss from continuing operations available to common shareholders	$(71)					$(59)

Basic and diluted loss per share from continuing operations available to common shareholders (L)	$(0.27)					$0.19

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

A.	Represents the adjustment to record the purchase of the Hyatt Regency Maui Resort and Spa on November 13, 2003:

•	Increase property and equipment by $321 million;

•	Record working capital due to manager of $2 million;

•	Record cash payment of $319 million.

B.	Represents the resolution of outstanding issues on the New York Marriott World Trade Center and Financial Center hotels and the use of proceeds to repay the mortgage on the World Trade Center hotel. We recognized a gain of approximately $212 million related to the settlement of outstanding issues on these hotels which is not included in the pro forma statements of operations since it is included in discontinued operations.

•	Record proceeds from the insurance settlement of $372 million;

•	Record the $65 million use of cash to repay the mortgage debt on the New York Marriott World Trade Center;

•	Record $11 million returned from manager;

•	Record $130 million write-off of the net assets of the World Trade Center Hotel;

•	Record gain of $231 million, including $19 million recognized in the current year as operating income.

C.	Represents the adjustment to record the issuance of Series J senior notes on October 27, 2003 and application of these proceeds to redeem in full $429 million of our existing 7 7/8 Series A senior notes due 2005 and approximately $282 million of our existing 8.45% Series C senior notes due 2008:

•	Record the issuance of $725 million of notes;

•	Record the deferred financing fees of $14 million;

•	Record net cash proceeds of $711 million;

•	Record the $711 million use of cash to redeem the Series A and Series C senior notes and the payment of call premiums of $23 million;

•	Record the write-off of deferred financing fees of $5 million related to the Series A and Series C senior notes.

D.	Represents the partial repayment of the mortgages on two Ritz-Carlton hotels and four Canadian hotels. In addition, the related foreign currency forward contracts, which had been designated as a hedge for the Canadian loan, became ineffective for accounting purposes, resulting in the recognition of an unrealized loss of approximately $19 million. At that time we paid approximately $8 million to settle a portion of the outstanding foreign currency forward contracts related to the Canadian loan.

•	Record the use of cash of $85 million;

•	Record the reduction in debt of $33 million for the Canadian mortgage and $44 million for the Ritz-Carlton mortgage;

•	Record the payment of $8 million to settle a portion of the outstanding foreign currency forward contracts and the write-off of $1 million in deferred financing fees;

•	Record the loss on hedge treatment of $19 million.

E.	Represents the adjustments to record the sales of the Jacksonville Marriott on November 20, 2003, the Williamsburg Marriott and the Oklahoma City Marriott on December 18, 2003 and the Plaza San Antonio Marriott on December 29, 2003:

•	Reduce property and equipment by $76 million;

•	Reduce the other assets and liabilities related to the properties;

•	Record the gain on sale of $10 million;

•	Record net cash proceeds from the sales of the hotels of $89 million.

F.	Represents the adjustment to record the issuance of 23.5 million common shares on October 21, 2003 for net proceeds of $250 million:

•	Record the net cash proceeds of $250 million;

•	Record the issuance of common stock.

G.	Represents the reversal of the cumulative effect of a change in accounting principle that had been recorded in the third quarter of 2003 as a result of guidance issued by the FASB with respect to SFAS 150. On November 7, 2003, the FASB issued FSP 150-3 which indefinitely deferred the application of a portion of SFAS 150 with respect to minority interests in consolidated ventures entered into prior to November 5, 2003 effectively reversing its previous guidance. In accordance with FSP 150-3, in our fourth quarter, we have recorded a cumulative effect of a change in accounting principle reversing the impact of our adoption of SFAS 150 with respect to consolidated ventures with finite lives. The gain has been excluded from the pro forma results of operations since it is a non-recurring transaction.

•	Reduce minority interest liability by $24 million;

•	Record an increase to retained earnings of $24 million.

Prior to FSP 150-3, the FASB’s guidance required issuers whose financial statements include consolidated ventures with finite lives to reflect any minority interests in such consolidated ventures as a liability on the issuer’s financials statements presented at its fair value as of the applicable balance sheet date. Any fluctuations in the fair value of the minority interest from period to period would be recorded on the issuer’s financial statements as interest expense for the change in the fair value of the liability. As a result, we recorded a loss from a cumulative effect of a change in accounting principle of $24 million and included in our liabilities as of September 12, 2003, minority interests with a fair value of $112 million.

H.	Represents the adjustment to decrease (increase) interest expense and related amortization of deferred financing fees as a result of the transactions listed in the table below (in millions):

	First Three Quarters 2003	Fiscal Year 2002
Repayment of World Trade Center mortgage	$2	$4
Partial repayment of Canadian mortgage	1	2
Partial repayment of Ritz-Carlton mortgage	3	4
Issuance of Series J senior notes	(37)	(53)
Redemption of $429 million of our Series A senior notes and $282 million of our Series C senior notes with proceeds from the Series J senior note offering	36	58
Call premium paid to redeem our Series A and Series C senior notes	(23)	(25)
Redemption of $71 million of our Series A senior notes	3	5
Refinancing of the mortgage debt secured by the JW Marriott in Washington, D.C.	4	5
Interest rate swap on Series G senior notes	3	3
Retired 9.5% senior notes due in 2005	—	1

	$(8)	$4

I.	Represents the adjustment to record the purchase of the Hyatt Regency Maui Resort and Spa.

•	Record total revenues of $86 million and $77 million, respectively, for fiscal year 2002 and First Three Quarters 2003;

•	Record hotel expenses of $60 million and $50 million, respectively, for fiscal year 2002 and First Three Quarters 2003;

•	Record depreciation expense of $10 million and $7 million, respectively, in fiscal year 2002 and First Three Quarters 2003;

•	Record minority interest expense of $1 million in both fiscal year 2002 and First Three Quarters 2003;

•	Record provision for income taxes of $1 million and $1 million, respectively, for fiscal year 2002 and First Three Quarters 2003.

J.	Represents the adjustment to record the sale of the Jacksonville Marriott, the Williamsburg Marriott and the Oklahoma City Marriott, and the Plaza San Antonio Marriott. The estimated gain on the sale of $10 million has been excluded from the pro forma statements of operations since it is included in discontinued operations.

•	Reduce hotel sales by $52 million and $33 million, respectively, for fiscal year 2002 and First Three Quarters 2003;

•	Reduce hotel expenses by $41 million and $24 million, respectively, for fiscal year 2002 and First Three Quarters 2003;

•	Reduce depreciation expense of $4 million for both fiscal year 2002 and First Three Quarters 2003.

K.	Represents the adjustment to record the purchase of the Boston Marriott Copley Place during June 2002 for a purchase price of $214 million, including the assumption of $97 million in mortgage debt:

•	Record hotel sales of $39 million;

•	Record hotel expenses of $29 million;

•	Record depreciation expense of $5 million;

•	Record interest expense of $4 million on the mortgage.

L.	The historical and pro forma weighted average common shares outstanding were 263.0 million and 314.0 million, respectively, for fiscal year 2002 and 268.1 million and 316.0 million, respectively, for the First Three Quarters 2003. There were no dilutive securities for fiscal year 2002 or the First Three Quarters 2003.